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                                                                   EXHIBIT 10.6A



                             AMENDMENT NO. 1 TO THE
                      LOAN AND WARRANT PURCHASE AGREEMENT
                                 (THE "LENDER")


         This Amendment No. 1 (the "Amendment"), to the Loan and Warrant Purchase Agreement, dated March 2, 1993 (the "Purchase Agreement"), by and between PNC Capital Corp (the "Lender") and Best Programs, Inc. (the "Borrower") is dated as of September 24, 1997.

         Capitalized terms not otherwise defined in this Agreement shall have the respective meanings set forth in the Purchase Agreement.

         WHEREAS, in order to reflect certain changed circumstances, and in consideration of the terms and conditions contained in this Amendment and the Purchase Agreement, the Lender and the Borrower, intending to be legally bound, hereby agree as follows:

                 1. In the first paragraph of the preamble to the Purchase Agreement, the name of the Borrower shall be changed from Best Programs, Inc. to Best Software, Inc.

                 2. Section 7.4 of the Purchase Agreement shall be deleted in its entirety and replaced with the following:

                                  "Section 7.4.  Board Representation.  Until
                          the earlier of (i) such time as Lender is the holder of less than two percent (2%) of the Common Stock, as calculated on a fully diluted basis, including all shares issuable upon conversion of Preferred Stock and upon exercise of the Warrant and all other warrants and granted options, or (ii) the closing of a Qualifying Public Offering, Lender shall have the right to designate one member of the Board of Directors, which Board of Directors shall not exceed eight (8) members in total. The member of the Board of Directors designated by Lender shall be entitled to receive Director's fees equal to those fees paid to other non-management Directors, and shall be entitled to reimbursement of all reasonable out-of-pocket expenses incurred in connection with attendance at such meeting. If Borrower reasonably objects to any successor to succeed Peter Del Presto, designated by Lender pursuant to this Section 7.4, Lender shall designate another individual to serve on Borrower's Board of Director."
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                 3.       Section 10.9 shall be amended as follows:

                                   The first line of the Borrower's address shall be amended to read "Best Software, Inc."


         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

                              PNC CAPITAL CORP



                              By:
                                 ---------------------------------
                                      Name:
                                      Title:




                              BEST SOFTWARE, INC.



                              By:
                                 ---------------------------------
                                      Name:
                                      Title: